Form C

Cover Page

Name of issuer:

Ohos, Inc.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: CO

Date of organization: 1/20/2016

Physical address of issuer:

3001 Brighton Blvd, Suite 537
Denver CO 80216

Website of issuer:

http://www.myohos.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

3.0% of the offering amount upon a successful fundraise.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

- [ ] Common Stock
- [ ] Preferred Stock
- [ ] Debt
- [x] Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

40,000

Price:

$1.00

Method for determining price:

Pro-rated portion of the total principal value of $40,000; interests will be sold in increments of $1; each investment is convertible into stock as described under Item 13.

Target offering amount:

$40,000.00

Oversubscriptions accepted:

- [x] Yes
- [ ] No

If yes, disclose how oversubscriptions will be allocated:

- [ ] Pro-rata basis
- [ ] First-come, first-served basis
- [x] Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$99,999.00

Deadline to reach the target offering amount:

2/21/2017

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

2

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$0.00	$0.00
Cash & Cash Equivalents:	$0.00	$0.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$0.00	$0.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	$0.00	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Ohos, Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

INSTRUCTION TO QUESTION 2: If any of these statements are not true, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
David Needham	CEO	Ohos, Inc.	2016

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Alicia Yanik	Vice President	2016
David Needham	CEO	2016
David Needham	President	2016
David Needham	Secretary	2016
David Needham	Treasurer	2016

For three years of business experience, refer to Appendix D: Director & Officer Work History.

INSTRUCTION TO QUESTION 5: For purposes of this Question 5, the term officer means a president, vice president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and Anyperson routinely performing similar functions.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Alicia Yanik	1,125,000 - common stock shares	20.0
Dave Needham	4,500,000 - common stock shares	80.0

INSTRUCTION TO QUESTION 6: The above information must be provided as of a date that is no more than 120 days prior to the date of filing of this offering statement.

To calculate total voting power, include all securities for which the person directly or indirectly has or shares the voting power, which includes the power to vote or to direct the voting of such securities. If the person has the right to acquire voting power of such securities within 60 days, including through the exercise of any option, warrant or right, the conversion of a security, or other arrangement, or if securities are held by a member of the family, through corporations or partnerships, or otherwise in a manner that would allow a person to direct or control the voting of the securities (or share in such direction or control — as, for example, a co-trustee) they should be included as being "beneficially owned." You should include an explanation of these circumstances in a footnote to the "Number of and Class of Securities Now Held." To calculate outstanding voting equity securities, assume all outstanding options are exercised and all outstanding convertible securities converted.

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

INSTRUCTION TO QUESTION 7: Wefunder will provide your company's Wefunder profile as an appendix (Appendix A) to the Form C in PDF format. The submission will include all Q&A items and "read more" links in an un-collapsed format. All videos will be transcribed.

This means that any information provided in your Wefunder profile will be provided to the SEC in response to this question. As a result, your company will be potentially liable for misstatements and omissions in your profile under the Securities Act of 1933, which requires you to provide material information related to your business and anticipated business plan. ***Please review your Wefunder profile carefully to ensure it provides all material information, is not false or misleading, and does not omit any information that would cause the information included to be false or misleading.***

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

Our ability to protect our intellectual property and proprietary technology is uncertain. *We rely on our trademarks and trade names to distinguish our products from the products of our competitors, and have registered or applied to register many of these trademarks. We cannot assure you that our trademark applications will be approved in a timely manner or at all. Third-parties also may oppose our trademark applications, or otherwise challenge our use of the trademarks. In the event that our trademarks are successfully challenged, we could be forced to rebrand our products, which could result in loss of brand recognition, and could require us to devote additional resources to marketing new brands. Further, we cannot assure you that competitors will not infringe upon our trademarks, or that we will have adequate resources to enforce our trademarks.*

We have entered into confidentiality agreements and intellectual property assignment agreements with our officers, employees, temporary employees and consultants regarding our intellectual property and proprietary technology. In the event of unauthorized use or disclosure or other breaches of those agreements, we may not be provided with meaningful protection for our trade secrets or other proprietary information.

If a competitor infringes upon our intellectual property rights, enforcing these rights may be difficult and time consuming. Even if successful, litigation to defend our or to enforce our intellectual property rights could be expensive and time consuming and could divert management's attention from managing our business. Moreover, we may not have sufficient resources or desire to defend our intellectual property rights against challenges or to enforce our intellectual property rights. Additionally, we may provoke third-parties to assert claims against us. We may not prevail in any lawsuits that we initiate and the damages or other remedies awarded, if any, may not be commercially valuable. The occurrence of any of these events may have a material adverse effect on our business, financial condition and operating results.

There are privacy and information laws that may limit growth into some big data analytics. *As a part of our long term vision, creating a searchable database for employers as well as performance data portability may be limited by laws around privacy and protection. Use in the healthcare industry will also require a great deal of modification to include patient/family feedback so as not to compromise the mandates of the Health Information Protection and Privacy Act (HIPPA)*

We do not have a patent on certain algorithms yet. *We are working to create mathematical algorithms to automate certain aspect of our platform and further validate the data being reported. Until we are able to collect more data we do not have the information to file a patent.*

Client adoption is unknown. *While an open sourced feedback model has been very successful with consumer products as services (Yelp, TripAdvisor, AngiesList, Amazon Reviews, etc.) use in the talent and performance feedback area has been limited. Employee 360s have been around a long time and participation rates for those instruments is historically around 80%. We expect the same or higher but adoption of this method will depend on the change efforts executed by the clients.*

Absence of Public Market; Transferability and Liquidity of Investment. *There is no public market for the securities described herein, and no market is expected to develop for the securities in the future. The securities are not being registered under the Securities Act or the securities laws of any other appropriate jurisdiction in reliance on exemptions from such registration requirements. The securities may not be resold or otherwise transferred unless the securities are later registered under the Securities Act or the securities laws of any other appropriate jurisdiction, or unless an exemption from such registration requirements is available. Accordingly, an investor may be unable to liquidate an investment in the securities and should be prepared to bear the economic risk of an investment in the securities for an indefinite period. In addition, an investor should be able to withstand the total loss of their investment.*

No Assurance That the Company Will Turn a Profit. *There is no assurance as to whether we will be profitable, or earn revenues, or whether the Company will be able to return any investment interest, to make cash distributions or to meet its operating expenses. We may fail to attract enough customers or investors. The investment involves tax risks.*

We are a new entrepreneurial team. *We have deep industry expertise in the space we are selling and developing into but we are new. We will mess up, we will miss opportunities, and will take risks.*

INSTRUCTION TO QUESTION 8: Avoid generalized statements and include only those factors that are unique to the issuer. Discussion should be tailored to the issuer's business and the offering and should not repeat the factors addressed in the legends set forth above. No specific number of risk factors is required to be identified.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

Initial seed capital

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$40,000**

Use of Proceeds: We will spend approximately:
$23,000 towards product development,
$2,000 towards beta test and trials,
$2,000 towards legal, marketing/sales and fund raising efforts,
$10,000 towards basic operating costs (rent, etc.), and
$3,000 towards technology purchases.

If we raise:	**$75,000**
Use of Proceeds:	We will spend approximately: $30,000 towards product development, $10,000 towards legal, marketing/sales and other fund raising, $20,000 towards basic operating costs (rent, technology, hosting costs, infrastructure, etc.) and administrative headcount, $10,000 towards product trials, and $5,000 towards IP development.

If we raise:	**$99,999**
Use of Proceeds:	We will spend approximately: $45,000 towards product development, $15,000 towards legal, marketing/sales promotion, $14,999, towards basic operating costs (rent, technology, hosting, infrastrcuture, etc.) and administrative headcount, $10,000 towards product trials, $10,000 towards IP development, and $5,000 towards employee development.

INSTRUCTION TO QUESTION 10: An issuer must provide a reasonably detailed description of any intended use of proceeds, such that investors are provided with an adequate amount of information to understand how the offering proceeds will be used. If an issuer has identified a range of possible uses, the issuer should identify and describe each probable use and the factors the issuer may consider in allocating proceeds among the potential uses. If the issuer will accept proceeds in excess of the target offering amount, the issuer must describe the purpose, method for allocating oversubscriptions, and intended use of the excess proceeds with similar specificity. Please include all potential uses of the proceeds of the offering, including any that may apply only in the case of oversubcriptions. If you do not do so, you may later be required to amend your Form C. Wefunder is not responsible for any failure by you to describe a potential use of offering proceeds.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor will typically be automatically accepted for an investment in the Company within a few minutes. At this point, the Investor will be emailed a pdf version of the Investment Agreement signed by the Investor and the Company, as well as a confirmation of the commitment. This information will also be available on the Investor's "My Investments" screen on the wefunder.com website.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.

7. Book Entry. All investments will be in book entry form. This means that the Investor will not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see Appendix B, Investor Contracts. The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **preferred stock** in the Company ("**Preferred Stock**"), when and if the Company sponsors an equity offering that involves **Preferred Stock**, on the standard terms offered to other Investors.

Conversion to Preferred Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Preferred Stock**, **Investors will receive a number of shares of Preferred Stock** calculated using the method that results in the greater number of **Preferred Stock**:

- (i) the amount invested by the Investor divided by the result of (a) the price of **Preferred Stock** issued to new Investors multiplied by (b) the **discount rate** (75%) , or

- (ii) if the valuation for the company is more than **$3.5 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap (**$3.5 million**) divided by (b) the total amount of the Company's capitalization at that time.

Additional Terms of the Valuation Cap. For purposes of option (ii) above, the Company's capitalization will be measured as all **shares of stock** outstanding at the time, not including any SAFEs or convertible notes, plus any **common stock** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive shares subject to the Valuation Cap will receive a per share liquidation preference and conversion price designed to provide protection against the price of the **Preferred Stock** being diluted to a value below the price per share at the time they receive **Preferred Stock**. This dilution would mainly occur due to the issuance of additional stock by the Company.

Investors who receive **Preferred Stock** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors who invest less than **$25,000** in the SAFEs will have no voting rights, including after they receive **Preferred Stock**. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Investors investing at least **$25,000** have standard voting rights in the Company once they receive **Preferred Stock**, if they are also "accredited investors" as defined in Regulation D under the Securities Act of 1933.

Execution. Investors who invest less than **$25,000** will typically not execute transaction documents in order to receive Preferred Stock at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Preferred Stock** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events. If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Preferred Stock**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or

- (ii) shares of **common stock** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap (**$3.5 million**) divided by (b) the number of outstanding shares of the Company's **common stock and Preferred Stock** , but excluding any shares of **common stock** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Preferred Stock and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Preferred Stock** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **common stock**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company. If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Preferred Stock**, the Company will pay first the other holders of existing **Preferred Stock**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. These payments will occur before any distributions to holders of common stock. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases. The SAFEs may be repurchased for their fair market value at any time. Fair value will be determined by an independent appraiser chosen by the Company. If, within three months after a repurchase, the Company offers equity that includes **Preferred Stock**, and the value received by Investors was less than the value of the shares they would have received in the equity offering, the Company will pay Investors the difference.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Investors in SAFEs do not have voting rights (unless they invest over **$25,000** and are accredited investors) and cannot modify the terms of the SAFEs. Investors in the Company's other securities or investors in SAFEs that invest over **$25,000** and are accredited investors do have voting rights and may be able to modify the terms of the SAFEs.

The SAFE may be amended only upon the written consent of the Company and either (i) the "Designated Lead Investor" or (ii) the holders of a majority of interest. However, the Valuation Cap may not be amended by the Designated Lead Investor, and may only be amended upon the written consent of the Company and the holders of a majority of interest.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights	Other Rights
Preferred Stock (list each class in order of preference):			No	No
Common Stock	10,000,000	5,625,000	Yes	Yes
Debt Securities			No	No
Other			No	No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	0
Other Rights:	

Describe any other rights:

None

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **shares of Preferred Stock**. As discussed in Question 13, when we engage in an offering of equity interests involving **Preferred Stock**, Investors may receive a number of shares of **Preferred Stock** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Preferred Stock** being issued to new Investors, or (ii) if the valuation for the company is more than **$3.5 million**, the amount invested divided by the quotient of (a) the Valuation Cap (**$3.5 million**) divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Preferred Stock** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **board of directors**. Among the factors we may consider in determining the price of **Preferred Stock** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **stock (including both common stock and Preferred Stock)** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;

- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;

- our results of operations, financial position and capital resources;

- current business conditions and projections;

- the marketability or lack thereof of the securities;

- the hiring of key personnel and the experience of our management;

- the introduction of new products;

- the risk inherent in the development and expansion of our products;

- our stage of development and material risks related to our business;

- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;

- industry trends and competitive environment;

- trends in consumer spending, including consumer confidence;

- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and

- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

$1,092.29 in credit card debt.

Available credit:
If in the event we do not raise significant capital, the founder, Dave Needham has a personal Home Equity Line of Credit through 1st Bank of Colorado in the amount of $165,000 to support the early needs of the business. At an annual APR of Prime+1 percent, the amount of interest will depend on how much of is used and when. Repayment terms require interest only payments for the first 5 years and principal repayment starting at 5 years with full repayment in 10 years from initial draw.

Dave Needham is personally guaranteeing the repayment and will contribute cash investments to the company as necessary. Repayment will be made through company disbursements (if liquidity and cash flow are adequate to do so) or through Dave's own personal salary if necessary.

INSTRUCTION TO QUESTION 24: name the creditor, amount owed, interest rate, maturity date, and any other material terms.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12-month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

INSTRUCTIONS TO QUESTION 26: The term transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

Beneficial ownership for purposes of paragraph (2) shall be determined as of a date that is no more than 120 days prior to the date of filing of this offering statement and using the same calculation described in Question 6 of this Question and Answer format.

The term "member of the family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the person, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

Compute the amount of a related party's interest in any transaction without regard to the amount of the profit or loss involved in the transaction. Where it is not practicable to state the approximate amount of the interest, disclose the approximate amount involved in the transaction.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Overview
We are an early stage SaaS (Software as a Service) company that provides an alternative to employee reviews. We offer a subscription based platform with a per user/per month fee. Additional revenue streams will come from implementation fees, administrative fees, consulting, and other data services. We work to improve organization and individual performance through a real time performance feedback system that it validated by multi-rater data.

Revenue Model
Our revenue model for the 2016 year is a subscription based model. Priced at $5/user/month for our beta clients and $6-7/user/month for early adopters of version 1. Pricing beyond version 1 has not been addressed but will likely go up and include aditional features for additional cost. Subscription fees will account for 90% of our revenue in the first year.

Additional revenue streams such as implementation fees to configure and launch the system for new clients, consulting fees associated with helping them make sense of the data, and ongoing administrative fees for administering and changing the system are expected but not used in forecasts at this point. With the exception of consulting, all will be on a per user basis. Implementation will be a one time fee based on the size of the company. In the first year, this will likely only comprise 10% of our revenue but will grow as our list of clients expands.

Data analytics will be an added service after year 2 and that will be priced on an as used basis and based on a fixed pricing model.

Revenue trends
Typical to most Saas subscription models. our revenue is poised to grow by a multiple of the cost of the service. Our first year will be modest but we currently have clients PAYING to test our beta product. Each of these clients is expected to roll out to larger audiences and extend contracts into version 1.

Early adopter interest is strong with 30 companies waiting for our product to launch. Several large companies have approached us through word of mouth (Kaiser Permanente, Centura Health, Digitial Globe, etc.) All with NO marketing of our product besides a website and conversations with colleagues.

We anticipate large revenue growth with the launch of version 1.

Milestones

We founded our business as of January 1, 2016. In less than 6 months we have:

- *created a conceptual demo site*
- *signed 5 PAYING beta testers*
- *received verbal agreements from 25 other early adopter companies*
- *started beta will launch on August 31, 2016*

Growth trends

As an early stage company, we have experienced losses thus far in our operating history. We are generating revenue from our beta test group though that revenue is modest. We expect our operating expenses to go up before they go down.

To date, we have spent:

- *$3000 on professional fees (acctg, legal, and tech contractors)*
- *$1845 on lease or other office space use*
- *$1200 on general office expenses, dues, meals, software, etc.)*
- *$600 on marketing (business cards, collateral, etc.)*
- *Total operating costs are currently at $1000 per month. Founders have taken $0 in salary.*

Near Future

We expect to remain stable at our current revenue of $2000 per month through our beta period (6 months) after which , we expect our revenue to steadily climb as we bring on new clients and conduct larger client implementations. While we have strong projections for revenue growth, much depends on the development calendar and client adoption schedule. We expect to grow in the coming years, though the exact rate of growth is uncertain. It may be years before investors see a return on their investment.

Trends and Uncertainties

The following trends and uncertainties will affect our financial condition and growth:

- *Client adoption rate*
- *Proof MVP failure*
- *Large competitors*
- *Delays in getting to market*

Liquidity

Our cash and cash equivalents at May 31, 2016 were held for working capital purposes only. We do not enter into investments or speculative purposes. Our policy is to invest any cash in excess of our immediate requirements in investments designed to preserve capital and provide liquidity.

We anticipate using our available cash for operations within 6 months. We base this estimate on our historical cash flow and anticipated expenditures to develop our product.

We expect the proceeds from this offering will improve our liquidity and provide working capital for our company to pursue additional product development, add required team members, and pay operating expenses. The proceeds of this offering will enable the business to continue to pursue its main activities and are necessary to our viability. The liquidity of the company depends on our ability to launch a successful product to market. Uis offering to develop that product directly improves our liquidity as a company and ability to generate positive revenue growth.

Cash position trends

Our cash held has decreased from $8500 in January or 2016 to $4000 as of May 31, 2016. The decrease is a direct result of operating expenses required for initial concept development and basic business set up costs.

Cash Provided

Net cash provided by the founder- Dave Needham on January 1, 2016 used in operating activities consisted of an initial personal cash investment in Ohos by Dave Needham.

Historical trends

Our total operating expenses per month have remained steady at $1000 per month since our inception on January 1, 2016.

Future Trends

We expect our operating costs to increase by $25,000 per month for the next three months as we develop the beta version of the software and cover operating costs. After which, we expect the operating costs to drop to $10,000 per month before steadily growing as we add staff, resources, and operating costs.

We expect our revenue to remain constant until 6 months of our beta period has concluded. After which, we expect our revenue to increase by 15% month over month for the next few years. As operating expenses grows by 5% per month.

INSTRUCTIONS TO QUESTION 28: The discussion must cover each year for which financial statements are provided. For issuers with no prior operating history, the discussion should focus on financial milestones and operational, liquidity and other challenges. For issuers with an operating history, the discussion should focus on whether historical results and cash flows are representative of what investors should expect in the future. Take into account the proceeds of the offering and any other known or pending sources of capital. Discuss how the proceeds from the offering will affect liquidity, whether receiving these funds and any other additional funds is necessary to the viability of the business, and how quickly the issuer anticipates using its available cash. Describe the other available sources of capital to the business, such as lines of credit or required contributions by shareholders. References to the issuer in this Question 28 and these instructions refer to the issuer and its predecessors, if any.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

I, David Needham, certify that:

(1) the financial statements of Ohos, Inc. included in this Form are true and complete in all material respects; and

(2) the tax return information of Ohos, Inc. included in this Form reflects accurately the information reported on the tax return for Ohos, Inc. filed for the fiscal year ended 2015.

David Needham

CEO

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No

ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No

iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No

ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No

iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:

A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No

B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No

C. engaging in savings association or credit union activities?☐ Yes ☑ No

ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No

ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No

iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

INSTRUCTIONS TO QUESTION 30: Final order means a written directive or declaratory statement issued by a federal or state agency, described in Rule 503(a)(3) of Regulation Crowdfunding, under applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or state agency.

No matters are required to be disclosed with respect to events relating to any affiliated issuer that occurred before the affiliation arose if the affiliated entity is not (i) in control of the issuer or (ii) under common control with the issuer by a third party that was in control of the affiliated entity at the time of such events.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

INSTRUCTIONS TO QUESTION 30: If information is presented to investors in a format, media or other means not able to be reflected in text or portable document format, the issuer should include:
(a) a description of the material content of such information;
(b) a description of the format in which such disclosure is presented; and
(c) in the case of disclosure in video, audio or other dynamic media or format, a transcript or description of such disclosure.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.myohos.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

SAFE (Simple Agreement for Future Equity)

Appendix C: Financial Statements & Tax Returns

Financials 1

Appendix D: Director & Officer Work History

Alicia Yanik

David Needham

by Wefunder Portal LLC

INVEST IN OHOS

Replacing performance reviews with a real-time crowdsourced feedback platform.



CLOSING IN 5 DAYS
Invest until 11pm EDT on Oct 7

197
investors

$99,999+
raised of $40K-$100K goal

Future Equity (SAFE)

$3.5M valuation cap | **25%** discount

A SAFE gives you the right to future shares in Ohos. If you invest, you're betting the company will be worth more than $3.5M in the future.

INVEST $25,000+ FOR VOTING RIGHTS

$100 min INVEST

FOLLOW FOR UPDATES SHARE TWEET

COMPANY PROFILE UPDATES (7) ASK QUESTION

> *Ohos solves the problem of performance reviews in the workplace with a crowdsourced platform that aggregates group feedback in real-time to help employees and leaders improve their work. Candid feedback from peers, leaders, team members, and clients all in one place is the best way to learn from each other and in turn improve performance. In fact, our beta software is so good we already have Fortune 500 clients like Kaiser Permanente and Cummins.*

Dave Needham
CO-FOUNDER, OHOS

KEY FACTS

- 5 paid beta testers - Revenue generating before product launch!
- 20 signed early early adopters with a 100% close rate to a full roll out user base of over 400,000 users (at $5/mo/user = $2,000,000 per month)
- Receiving inquiries from LARGE 3rd parties with ZERO marketing

OUR AMBITION

At Ohos, we are on a mission to make the workplace better. Our platform provides real time data and gives a voice to all employees up and down like no other platform ever has. It is always visible so individuals always know where they stand. Finding and recognizing your subject matter experts with accurate data helps you keep the people who are truly making an impact, distinguishing who is good at their job from who should lead, helps preserve your culture and build a great place to work!

INVESTOR PERKS

$100+ Ohos sunglasses

$250+ Ohos super-soft t-shirt and sunglasses

$500+ 1 year personal subscription (full) Ohos t-shirt & glasses

$1,000+ 3 year personal subscription (full) Ohos t-shirt & glasses

$5,000+ lifetime personal subscription (full) Ohos t-shirt & glasses

$25,000+ Enterprise subscription to base platform for up to 50 people for 1 year with free implementation

DOCUMENTS

- Overview-video.mp4
- Ohos-Execcutive-Summary.pdf
- Ohos-Pitch-Deck-Aug_25.pdf
- Ohos-_Inc-RegD-BP.pdf
- Overview Video Transcript

myohos.com

HUMAN RESOURCES HR TECH SAAS

THE BUZZ ABOUT OHOS

We are excited to be a beta partner with Ohos. We have been searching for a lean, easy to implement and use peer review tool and Ohos will provide this function for us! Dave's vision and passion are clear and I am really looking forward to introducing Ohos to our team.

Kristie Hunziker
Director of People Ops - Cloud Element

It provides a great solution for a widespread problem. I think the market is ready to adopt a product like Ohos.

Dave Bacon
CEO - BW Bacon

Ohos: Real-time group feedback

Let's face it. Traditional performance reviews suck. No one likes them, including HR. And for a variety of reasons they don't work. Ohos is a performance feedback platform that aggregates group feedback to provide real-time performance insights to individuals, leaders, and entire organizations. We save time, foster transparency and honesty, and allow everyone to actively improve their work everyday.


Let's face it...
Performance Reviews
SUCK!

Selected Slides


Problem 1
68%
60%
87%
no.1


Problem 2
60%
56%
51%


The Solution
The Difference of Ohos:


Market Opportunity
Initial Target Market
Target Market Potential
10%
70%
80%


Initial traction
11 early adopter clients
Client 1
Client 2
Client 3
Client 4
Client 5


Unique Advantage
Traditional
More progressive
Innovative

A BETTER WAY

We built a better way to get the feedback you want and the data you need


"This solves succession planning for the world!"
-VP of HR


90% OF HR EXECS BELIEVE TRADITIONAL PERFORMANCE REVIEWS ARE AN
INACCURATE REPRESENTATION
OF PERFORMANCE
- CEB


Only 3% of companies think performance reviews actually improve performance


R Tech Investment Trends
77
132
236
296
$1,510
2011
2012
2013
2014
2015
CB INSIGHTS
Dollars ($M)
Deals


= 7 HOURS
130,000,000
US
910,000,000 HOURS
ONE
US)
$30,539,600,000
- USBL

EARLY ADOPTERS

In only 6 months we have attracted over 25 companies including:

noodles & company

larkburger

Cloud Elements

KAISER PERMANENTE®

Cummins®

techstars

Centura Health.

apto

Vi

Redefining SENIOR LIVING

MEET THE FOUNDERS

The Visionary and the Engineer



Dave Needham
Co-Founder



Alicia Yanik
Co-Founder

DETAILS

– COLLAPSE ALL

What's new about what you're making? How is it different?

We are the only comparative crowdsourced feedback platform that provides real-time performance feedback from a multi-rater audience, puts your rating into context, provides developmental guidance, and allows organizations to distinguish between people who should lead others vs. people who are simply great at the job.

How big is the market?

Initially we are targeting tech development companies with 50+ employees because it fits easily into an Agile methodology = *4.5million users*

and Healthcare because of its ability to gather data from dispersed teams and patient/families = *12.5 million users*

but in reality, this system could replace traditional performance reviews in Multiple industries so the downstream potential is huge!

Who are your competitors? How are you different?

Large HR and Performance Management systems such as CornerStone On Demand, Success Factors, Taleo, and others have simply automated an old paradigm that has been proven to not yield results.

Zugata, Impraise, and a few other smaller start ups are focused on peer-to-peer recognition which does not provide organizational data or link praise to developmental action.

What do you understand about your business that others don't get?

Automation is useless if what you are automating doesn't yield positive results. No ONE likes performance reviews (even HR) but EVERYONE likes getting performance feedback. They want it in real-time, they want it to mean something, and they want it to be actionable. People also want to GIVE feedback so they can see the right people recognized or developed, not just the managers' favorites.

What's your biggest risk? What keeps you up at night?

Right now, *start up capital*. We have a lot of interest in the demo and prototype but building the beta version and version 1 takes capital that we currently do not have. My biggest fear is someone will beat us to market with a similar tool and we will be left with a bunch of excited customers who have something in their hands before we can give it to them.

Larger players in the market are also a concern but would be competing against their own products in many aspects, so they are less of a concern.

How will you make money?

The initial B2B model is based on a typical SaaS per user per month subscription model. Implementation services and administrative support would incur extra fees.

Secondary income streams would be organizational consulting and talent development services to interpret and take action on the data as well as big data analytics for industry or market comparisons. (How does our talent REALLY compare to our market?) Additional possibilities are B2C subscription model and use in talent acquisition (replace reference checks with open feedback requests and creation of a searchable talent database.)

How do you acquire customers?

Conferences, publication, and freemium B2C subscriptions (when someone signs up, as they request feedback, feedback providers become free users...then they invite more people to provide feedback, and so on.) Traditional marketing (print in HR publications, news media, television ads, etc.) are also possibilities as the strategy and platform evolves. Social Media channels as well. We are also interested in partnering with ancillary service providers such as consulting firms, recruiting firms, and training content organizations.

Why would you want to invest?

You'll get an included B2C user account (see how that works) and you won't have to look back and say, "Man, if only..." Investing now shows you are a visionary because compared to Ohos...

...everything else is just hindsight.

ASK A QUESTION

Type your question here...

ASK QUESTION

John Tierney Aug 26

With the discount are we effectively investing at a 2.63 M valuation ?



Dave Needham Co-Founder FO[illegible] Aug 26

Hi John,
Essentially, yes. The math works out to approximately the same. The difference would be the calculated worth of each individual share once we receive a formal valuation but your equity stake would be roughly the same.

LIKE

Barnaby Zelman Aug 27

A follow-up to Greg Roche's question - are you planning to close as soon as you reach your modest $100k goal, or let it continue to run up higher, and if so, for how long?



Dave Needham Co-Founder FO[illegible] Aug 29

Hi, Barnaby.

Most likely, to prevent over dilution, we will close this campaign once we hit $100k. A new campaign with different terms may follow depending on our capital position.

LIKE

MORE QUESTIONS

RISKS SPECIFIC TO OHOS

1. Our ability to protect our intellectual property and proprietary technology is uncertain. *We rely on our trademarks and trade names to distinguish our products from the products of our competitors, and have registered or applied to register many of these trademarks. We cannot assure you that our trademark applications will be approved in a timely manner or at all. Third-parties also may oppose our trademark applications, or otherwise challenge our use of the trademarks. In the event that our trademarks are successfully challenged, we could be forced to rebrand our products, which could result in loss of brand recognition, and could require us to devote additional resources to marketing new brands. Further, we cannot assure you that competitors will not infringe upon our trademarks, or that we will have adequate resources to enforce our trademarks.*

We have entered into confidentiality agreements and intellectual property assignment agreements with our officers, employees, temporary employees and consultants regarding our intellectual property and proprietary technology. In the event of unauthorized use or disclosure or other breaches of those agreements, we may not be provided with meaningful protection for our trade secrets or other proprietary information.

If a competitor infringes upon our intellectual property rights, enforcing these rights may be difficult and time consuming. Even if successful, litigation to defend our or to enforce our intellectual property rights could be expensive and time consuming and could divert management's attention from managing our business. Moreover, we may not have sufficient resources or desire to defend our intellectual property rights against challenges or to enforce our intellectual property rights. Additionally, we may provoke third-parties to assert claims against us. We may not prevail in any lawsuits that we initiate and the damages or other remedies awarded, if any, may not be commercially valuable. The occurrence of any of these events may have a material adverse effect on our business, financial condition and operating results.

2. There are privacy and information laws that may limit growth into some big data analytics. *As a part of our long term vision, creating a searchable database for employers as well as performance data portability may be limited by laws around privacy and protection. Use in the healthcare industry will also require a great deal of modification to include patient/family feedback so as not to compromise the mandates of the Health Information Protection and Privacy Act (HIPPA)*

3. We do not have a patent on certain algorithms yet. *We are working to create mathematical algorithms to automate certain aspect of our platform and further validate the data being reported. Until we are able to collect more data we do not have the information to file a patent.*

4. Client adoption is unknown. *While an open sourced feedback model has been very successful with consumer products as services (Yelp, TripAdvisor, AngiesList, Amazon Reviews, etc.) use in the talent and performance feedback area has been limited. Employee 360s have been around a long time and participation rates for those instruments is historically around 80%. We expect the same or higher but adoption of this method will depend on the change efforts executed by the clients.*

5. Absence of Public Market; Transferability and Liquidity of Investment. *There is no public market for the securities described herein, and no market is expected to develop for the securities in the future. The securities are not being registered under the Securities Act or the securities laws of any other appropriate jurisdiction in reliance on exemptions from such registration requirements. The securities may not be resold or otherwise transferred unless the securities are later registered under the Securities Act or the securities laws of any other appropriate jurisdiction, or unless an exemption from such registration requirements is available. Accordingly, an investor may be unable to liquidate an investment in the securities and should be prepared to bear the economic risk of an investment in the securities for an indefinite period. In addition, an investor should be able to withstand the total loss of their investment.*

6. No Assurance That the Company Will Turn a Profit. *There is no assurance as to whether we will be profitable, or earn revenues, or whether the Company will be able to return any investment interest, to make cash distributions or to meet its operating expenses. We may fail to attract enough customers or investors. The investment involves tax risks.*

7. We are a new entrepreneurial team. *We have deep industry expertise in the space we are selling and developing into but we are new. We will mess up, we will miss opportunities, and will take risks.*

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, and more.

THE FUNDING PORTAL

Ohos is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min

INVEST

Can I change my mind and get a refund?
How do I earn a return?
How is Wefunder compensated?
How do convertible notes work?
Have another question?

Say Hello

- hello@wefunder.com
- Twitter
- Facebook
- Instagram
- Youtube
- 888-546-0325



Alicia Yanik

Senior Vice President Engineering & Delivery at Levels Beyond / Reach Engine

Greater Denver Area | Computer Software

Previous Roomlinx, Pearson/eCollege, Magpie Telecom Insiders

Education University of Colorado at Boulder

Connect

431 connections

https://www.linkedin.com/in/alicia-yanik-2233791

Background

Summary

Senior management professional with deep project delivery skills, and a mature balance of business and technical experience. Strong track record for increasing software engineering velocity and quality in early- to mid-stage organizations. Excellent customer management skills and effective in building cross-organizational relationships to achieve common goals. Excels as a change agent to advance technical delivery in dynamic environments.

* Leads software engineering teams to meet deliverables that satisfy time, quality, functional and financial requirements.

* Manages diverse skill sets across project and program management organizations to drive performance while nurturing individual and team development.

* Excels in leading strategic and tactical change initiatives relative to organizational issues and process improvement challenges.

* Experience consulting executives and employees at all levels of organizations to maximize their potential, develop talent, build teams and positively impact financial results.

* Contributes to business and financial imperatives by working with executive leadership to ensure that technical results support strategic objectives.

* Seasoned oral & written communication, presentation and organizational skills.

* Talented manager responsible for hiring, motivating and leading technical teams.

Experience

Senior Vice President Engineering & Delivery
Levels Beyond / Reach Engine
October 2013 – Present (2 years 11 months) | Denver, CO

Vice President, Software Development
Roomlinx
2012 – 2013 (1 year) | Broomfield, CO

Consultant, Agile Project Manager
Pearson/eCollege
2012 – 2012 (less than a year)

Director of Delivery
Magpie Telecom Insiders
2010 – 2012 (2 years)

▾ 2 recommendations



Adam Bender
Senior Software Engineer & Code Healt...
Alicia has the rare and valuable gift of a 3-fold understanding of technical projects: the business value they provide, the... View↓



Chris Bricker
Senior Software Engineer at Syncroness
I had the pleasure of working with Alicia in both project management and delivery management roles at Magpie. Alicia has... View↓

Consultant, IT Operations
National MS Society
2008 – 2010 (2 years)

Director, Software Development
eBags
2006 – 2008 (2 years)

▾ 2 recommendations



Jon Nordmark
CEO, Iterate.ai | Chairman, eBags
Before Alicia joined eBags, our Company -- approaching $100MM in online order volume -- had become an business that used a... View↓



Michele Sliger
Agile Consultant at Sliger Consulting Inc.
Alicia is one of the most proficient practitioners of Agile software development that I know; in particular she is a... View↓

Manager, Project Office and Business Analysis
Fiserv ISS
2005 – 2006 (1 year)

Manager, Software Development
Atlas (a division of aQuantive)
2004 – 2005 (1 year)

▾ 2 recommendations



Alison Kane
SaaS Executive Delivering Results Via S...
Alicia is exceptionally talented at creating order out of chaos. She is particularly skilled at building and leading high... View↓



Dusty Candland
Co-Founder at ROXIMITY
While working under Alicia, she put together one of the best software teams I've worked on. She jumped into the challenge of... View↓

Certifications

Advanced Scrum Master Certification
Starting 2005

Extreme Programming Installed
Starting 2005

Scrum Master Certification
Starting 2004

Skills

Top Skills

- 60 Agile Methodologies
- 50 Scrum
- 46 Software Project...
- 40 Agile Project Management
- 37 Software Development
- 29 Program Management
- 27 Business Analysis
- 23 Project Management
- 16 Strategy
- 15 Management



Alicia also knows about...

- 15 Leadership
- 13 SaaS
- 13 Process Improvement
- 12 Web Applications
- 11 CRM
- 9 E-commerce
- 6 Data Analysis

Education

University of Colorado at Boulder

1988 – 1993

Additional Info

- **Advice for Contacting Alicia**

aliciayanik0724@yahoo.com

Organizations

Additional Organizations

APLN Agile Denver

Honors & Awards

Guest Interview: Addicted to Technology

February 2015

http://kdvr.com/2015/02/09/addicted-to-technology/

Additional Honors & Awards

Publications:
“Before Implementing Scrum, Consider This” – Sticky Minds March 2005
“Piecing Together an Agile Organization” - Better Software July/August 2006
“When Others Aren't as Agile as You Are” – Better Software Conference June 2007
“Technically Speaking” Guest Editor – Better Software December 2007

Volunteer Experience & Causes

Opportunities Alicia is looking for:

- Joining a nonprofit board

Recommendations

Received (6) Given (4)

Director of Delivery
Magpie Telecom Insiders



Adam Bender
Senior Software Engineer & Code Health @Scale

Alicia has the rare and valuable gift of a 3-fold understanding of technical projects: the business value they provide, the technical challenges they present and the customer service required to keep them moving at all costs. As a software developer working alongside Alicia I found that she removed all the important impediments, cut right to the heart of any problems or... **more**

June 14, 2012, Adam worked indirectly for Alicia at Magpie Telecom Insiders



Chris Bricker
Senior Software Engineer at Syncroness

I had the pleasure of working with Alicia in both project management and delivery management roles at Magpie. Alicia has the innate ability to bridge the gap between project engineers and project stakeholders. She listens well and quickly understands the engineering issues and is able to formulate the plan going forward that brings value to the stakeholders and keeps the... **more**

June 6, 2012, Chris worked directly with Alicia at Magpie Telecom Insiders

Director, Software Development
eBags



Jon Nordmark
CEO, Iterate.ai | Chairman, eBags

Before Alicia joined eBags, our Company -- approaching $100MM in online order volume -- had become an business that used a Waterfall approach to managing software projects. We used Waterfall for about 18 months. During this time, I noticed a slowdown in our work, and less software-product output. Others noticed too. Three software developers approached me to talk about our... **more**

June 17, 2008, Jon managed Alicia indirectly at eBags



Michele Sliger
Agile Consultant at Sliger Consulting Inc.

Alicia is one of the most proficient practitioners of Agile software development that I know; in particular she is a confident advocate of the Scrum approach after having led teams in many successful releases over the years. She is a refreshingly upbeat and caring individual who generates a loyal following wherever she goes.

December 27, 2007, Michele was a consultant or contractor to Alicia at eBags

Manager, Software Development

Atlas (a division of aQuantive)



Alison Kane

SaaS Executive Delivering Results Via Strategic Insight & Operational Execution

“Alicia is exceptionally talented at creating order out of chaos. She is particularly skilled at building and leading high performing, results driven teams. Alicia sets the bar high, both for herself and her team, where excellence, commitment, collaboration and synergy create the foundation for success. While Alicia is results driven she is also highly team oriented; her... **more**

November 5, 2007, Alison managed Alicia indirectly at Atlas (a division of aQuantive)

See More

Groups

Agile and Lean Softw...	**Agile Leadership Net...**	**Agile Games**	**The Leadership Inve...**
113,829 members	2,519 members	897 members	3,833 members
+ Join	+ Join	+ Join	+ Join
Agile-Strategies	**Rocky Mountain Inter...**	**5280 Linked**	See 4 more ›
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Dave Needham, MHRD

Co-founder I CBP (Chief Beer Purchaser) I Corporate Problem Solver I People Ops Maverick

Greater Denver Area | Human Resources

Current	Ohos, CultureRx
Previous	OneBoxTen, RAS & Associates, The Engaged Father
Education	Colorado State University

Send Dave InMail

500+ connections

https://www.linkedin.com/in/daveneedham303

Contact Info

Posts

Published by Dave

See more



HR Needs a Better Title

May 9, 2016



The Only 2 Jobs a Leader Has

March 4, 2016



2 0 1
6
5

2 ways to simplify and amplify your resolution

December 28, 2015

Background

Summary

We are building a better performance feedback platform, because performance reviews suck. Check us out. Www.myohos.com

I believe in an environment where dialogue is valued and practiced; respectful challenge is seen as innovation; trust and respect are reciprocal activities; and that autonomy leads to new ideas, greater impact, and additional revenue. Also important - laughter and not taking ourselves so damn seriously. I believe every company wants and deserves to be awesome - and it is my life's passion to help that happen.

Specialties:
- Organizational Performance
- Developing sustainable leadership and managers people don't quit
- Process Improvement
- Project Management
- coming up new ideas and approaches
- rocking the boat



This is WHO I AM...

Experience

Co-founder/CEO
Ohos
December 2015 – Present (9 months) | Greater Denver Area

Stay tuned. A change in how you see talent is coming!

Ohos - "because everything else is just hindsight"

▸ 1 project

ROWE Transformation Partner
CultureRx
January 2015 – Present (1 year 8 months) | Where ever the winds of change take me

Bringing the workplace in the 21st Century through cultures that focus on Results.
Creating work environments that encourage employees to be Autonomous (independent and self-directing) and Accountable (answerable and responsible).
Creating and executing transition plans that take workplace culture to new levels.

Recent Clients:
- The Garabedian Group - migrate to unlimited vacation policy, establish performance metrics, transition to value-based client billing
- RAMP (Illinois Regional Accessibility Mobilization Program) - Cultural workshop to transition into a Results Only Work Environment

ROWE™ RESULTS-ONLY WORK ENVIRONMENT

Results-Only Work Environment · ROWE · Cr...

Talent and HR Operations
OneBoxTen
January 2010 – August 2016 (6 years 8 months) | Greater Denver Area

I help 21st century companies establish 21st century workplaces that have: sustainable revenue growth, process driven cost mitigation, and great cultures in which people want to work.

Promote Organizational Sustainability through:
- Leadership strength
- Intentional culture
- Talent Acquisition Processes and Strategy
- Managers who people want to work for
- Consistent messaging and communication
- Scalable and sustainable compensation strategy

Clients and Projects Include:
- Cummins(2015): Team Performance, Interpersonal Communication, and Safety Improvement
- RAS & Associates (2014-2015): Director of Talent and Operations. Establish talent strategy and operational practices.
- Mountain View Bank of Commerce (2014): Leadership Communication Improvement
- Digital Globe (2013): Performance Montintoring System Implementation and Change Management
- HSS (2012): Talent Acquisition Analysis and Improvement
- Gambro (2012): Sales Development Improvement
- Midway Gold (2012)- Team and Operational Development
- Vail Resorts (2011) - On-boarding, Leadership Architecture, and LMS Project Manager
- Sunflower Electric (2007-2015) - Management and Leadership Development

▸ 1 organization

Director of Talent and Operations
RAS & Associates
2014 – 2015 (1 year) | Greater Denver Area

Lead all People related matters (talent acquistion, total compensation, employee relations, development, exit, etc.)
Lead Operational elements (accounting, internal projects, office logistics, workforce planning, legal, etc.)
Manage back office team (3 direct reports)

Founder
The Engaged Father
January 2008 – December 2014 (7 years) | Greater Denver Area

A community resource for men, by men, about the joys and hardships of fatherhood.

Global Talent
P2 Energy Solutions
October 2013 – September 2014 (1 year) | Greater Denver Area

Position Summary:
Direct all areas of Talent including training, performance management, employee engagement, and culture at an industry leading oil and gas software development company. Partner with global colleagues on strategic alignment in areas of total rewards, employee relations, talent acquisition, and overall human capital strategy.
Accomplishments and Responsibilities:
• Create and execute global talent strategy and programs from recruiting/onboarding strategy to succession planning and executive level development
• Created and administered companies first employee engagement survey and change process
• Manage organization Performance Management process
• Lead global implementation of talent infrastructure and strategy (EMEA, APAC, Americas)
• Established and managed a Global Talent Development Facilitation Network of volunteer facilitators across the globe to resource training needs at a low cost
• Developed organizational talent dashboard and metrics
• Implemented succession planning strategy using 9-box planning tool and leadership potential assessments for depth charting to identify key talent and crucial gaps

Global Talent
Crocs, Inc
August 2012 – November 2013 (1 year 4 months) | Niwot, CO

Global Talent Development Strategy Creation and Execution
- Design integrated talent strategy that is scalable and comprehensive across a global enterprise to include basic skills training, leadership development, succession planning, and executive development
- Develop, manage, and facilitate leadership academy for emerging leaders (including 9 box selection with learning agility tools)
- Conduct needs assessment to identify and address talent gaps
- Implement Harvard ManageMentor eLearning platform
- Establish pre/post measures/assessments to measure development
- Develop and execute program communication and marketing
- Conduct root cause analysis, provide strategic intervention recommendations for performance improvement
- Manage logistics related to all training and development programs (i.e. registration, materials, on-site logistics)

▾ 2 recommendations



Sarah Jaramillo
Founder and Happy Writer at happywrite

It's not unusual to encounter trainers who are passionate about their field. But for me, it's rare to find a person who is... View↓



Megan Strauss, MA LPC-C
Licensed Professional Counselor- Candi...

Dave has been an amazing breath of fresh air to Crocs. He brings genuine spirit, a collaborative attitude, a drive to make... View↓

HR and OD Change Management (contract)
HSS
April 2012 – November 2012 (8 months) | Denver, CO

- Analyze current talent acquisition process and strategy
- Create Benchmarked Best Practices
- Identify areas of improvement for recruiting process, structure, technology, and strategy
- Recommend action steps for improvement
- Create and Manage Organizational Redesign and Change plan
- Serve as Project Manager for Action Teams
- Execute Change Management plan and communications
- Partner with senior leadership to address all talent pipeline concerns

▾ 2 recommendations



Dana Harris
President, DMarie & Co.

Dave is a true expert in OD and change management. I know if I send Dave out to any client, they will be more than happy... View↓



Ronald Mack, SPHR, SHRM- SCP
Vice President of HR at HSS

Dave is the consummate professional possessing a high-level of emotional intelligence and project management skills. He is... View↓

Organizational Development - Project Manager (contract)
Vail Resorts
May 2011 – November 2011 (7 months) | Broomfield, CO

Project Manager for three enterprise-wide employee development and change management initiatives including: redesign of New Employee Orientation program, Organizational Talent Development and Architecture strategy, and implementation and coordination of Learning Management System across the enterprise.

▾ 1 recommendation



Sara Miwa Brownlee
Sr. Manager Talent Management for Eagle County at Vail Resorts

Dave is a pleasure to work with and enjoyable to be around. He showed flexibility and determination while accomplishing aggressive timelines and many opinions. He was able to quickly adapt to a dynamic team and share his wealth of knowledge to help... View↓

Human Resources and Talent Manangement
Mountain States Employers Council
November 2009 – May 2011 (1 year 7 months) | Greater Denver Area

• Catalyze and guide organizational change initiatives through multi-level partnerships and communication planning.
• Multiply employee engagement in various organizations through strategic HR systems alignment, talent development, employee relations, and performance management
• Develop and execute change managment communication plans, strategy, and cultural integration
• Energize work culture through culture shifts, barrier removal, and organizational change leadership
• Coach organizational leaders on difficult conversations, HR legal concerns, compensation strategy, and HR policy

Organization Development and Learning
Mountain States Employers Council
June 2007 – May 2011 (4 years)

• Designed organizational leadership programs to enhance talent pool readiness and improve performance
• Conduct needs analysis and consult with organizational leaders about strategies and possible options
• Facilitate organizational development interventions including change management, team dynamics, and interpersonal communication
• Present multi-day training to mixed groups in various industries

8 recommendations, including:



Linda Grzesek, SPHR
Human Resources Director at CQG, Inc.
I worked with Dave on a variety of projects and found his diligence, curiosity, insightfulness and intelligence to be a... View↓



Rich Feller Ph.D.
NCDA Past President, Prof & Univ Dist T...
Dave is an exceptional thinker and learner, well read and eager to move from ideas to action. He was a top student within... View↓

6 more recommendations↓

Instructional Design and Project Management
Abacus
May 2005 – May 2007 (2 years 1 month) | Lafayette, CO

- Develop instructional materials and delivered technical training to new and existing employees
- Create eLearning solutions (CBT, click to learn, webinars, etc.)
- Beta tester and collaborative developer of new software, system processes, and process improvements involving Oracle database management systems
- Act as senior troubleshooter and statistical modeling analyst to correct system errors
- Design and analyze statistical modeling lists for client marketing campaigns

* Designated "beta" tester and emergency repair technician for new software by IT and Product Development departments

Wilderness Guide/Activities Director
Grand Timber Lodge
May 2004 – April 2005 (1 year)

* Coordinated Guest activities
* Lead mixed groups on wilderness hikes
* Developed Team Leadership classes in a wilderness setting

Area Retail Location Manager/Stunt Driver
Enterprise Rent a Car
June 2000 – April 2004 (3 years 11 months)

* Managed 4 individual rental branch locations (15 employees and approx 300 cars)
* Coordinated logistics, sales and marketing efforts, employee development, and branch performance
* Hired, developed, and coached all staff members with an 80% promotion rate per year
* Developed strategic partnerships with local and national business for exclusive car rental arrangements
* The difference between a rental car and 4x4 is...a rental car can go anywhere. :-)

1 recommendation



Linda D. Spector, MBA, LEED Green Assoc.
Executive Assistant at Solatube International, Inc.
Working with Dave was a wonderful experience. In a high stress and demanding environment, Dave was not only able to keep a level head on his shoulders and remain calm, but he exceeded the expectations of customers. He is an excellent manager and... View↓

Languages

Spanish

Volunteer Experience & Causes

Participant
American Cancer Society
June 2007 | Disaster and Humanitarian Relief

Fat Tire Classic
2 day mountain biking event in Winter Park

Participant & vounteer
Good Sam Bike Jam
June 2007 | Health

75 mile road biking event

Participant
Susan G. Komen for the Cure
October 2008 | Health

Breast Cancer Research

Participant & Volunteer
American Cancer Society
May 2009 | Health

Boulder Sunrise and Sunset Triathlon events

Volunteer
Habitat for Humanity International
September 2010 | Poverty Alleviation

It's not often you get to build someone a house. I had the pleasure of working with HforH to build a lovely single family home in Brighton, CO. Over the course of a day or two a week for a few weeks I was able to watch someone's dream become a reality. There is nothing better than watching someone's dream come to life!

Participant
American Lung Association
April 2011 – October 2013 (2 years 7 months) | Health

Denver Fight for Air Stair Climb (3 years)
Run the Rocks 5k

Participant
Boulder County AIDS Project
May 2010 | Health

Boulder Bolder 10k

Participant
Wounded Warrior Project
June 2012 – June 2013 (1 year 1 month) | Health

Tough Mudder

Mo-bro
Movember
November 2010 – Present (5 years 10 months) | Health

Men's Health Awareness

Opportunities Dave is looking for:

- Skills-based volunteering (pro bono consulting)

Causes Dave cares about:

- Civil Rights and Social Action
- Economic Empowerment
- Education
- Environment
- Health
- Disaster and Humanitarian Relief

Certifications

SPHR
HR Certification Institute - HRCI
Starting December 2010

Radical Collaboration
The Schutz Company

Profilor 360 Leadership Assessment
Korn Ferry
Starting February 2008

Insights Discovery Assessment
Insights
Starting September 2013

Results Only Work Environment (ROWE) Certified Trainer
CultureRx
Starting November 2014

Courses

University of Louisville

- Spanish Minor
- Spanish

Colorado State University

- Power and Politics in Organizations
- Root Cause Analysis

Skills

Top Skills

- 85 Talent Management
- 82 Organizational...
- 76 Leadership
- 65 Leadership Development
- 55 Performance Management
- 46 Training
- 39 Management
- 34 Employee Engagement
- 33 Strategy
- 26 Employee Relations

Dave also knows about...

- 22 Change Management
- 22 Onboarding
- 20 Succession Planning
- 15 Employee Training
- 14 Recruiting
- 13 Coaching
- 13 Talent Acquisition
- 12 Human Resources
- 11 Process Improvement
- 11 Consulting
- 8 Team Leadership
- 8 Personnel Management
- 7 Organizational...
- 7 Project Management
- 6 Program Management

See 25+ ›

Education

Colorado State University
Masters, Organizational Performance and Change
2008 – 2010

- Talent Development Case studies for various organizations
- Organizational Effectiveness Analysis and Recommendation project for regional organization analyzing 11 different components including: climate, management processes, comp/rewards, training, communication, strategy, vision, external factors, talent acquisition, culture, and org processes
- Applied research-based assessment and change management process methodology to improve organizational success

Activities and Societies: Phi Kappa Phi Honor Society, CHRA, SHRM

▸ 2 courses

University of Louisville
B.A., Philosophy
1995 – 2000

Activities and Societies: Beta Theta Pi, Student Orientation Staff, University Ambassador, Student Activity Board

▸ 2 courses

Additional Info

- **Interests**

Anything Outdoors, my children's laughter, my wife's smile, laughing, being a little irreverent, appreciating other people's contributions, building trust, making "it" better, and relaxing. Oh, and making a difference in people's lives however I can: like.... 2012-13 Tough Mudder – Wounded Warrior Project 2012-13 Fight For Air Climb – American Lung Association 2009 Boulder Sunset Triathlon – American Cancer Society 2009 Boulder Sunrise Triathlon – American Cancer Society 2008 Race for a Cure – Susan G. Komen Foundation 2008 Boulder Bolder – AIDS Project 2007 Good Sam Bike Jam – Good Samaritan Hospital 2006 Fat Tire Classic – American Red Cross

- **Advice for Contacting Dave**

Business in my current role - dneedham@rasandassociates.com
Personal - needham303@comcast.net

Organizations

CultureLabs Colorado
Panelist
Starting September 2015

Additional Organizations

CHRA SHRM ASTD ISPI Beta Theta Pi Fraternity

Honors & Awards

Additional Honors & Awards

Phi Kappa Phi Honor Society - Colorado State University

Projects

Ohos - Performance Feedback
Starting January 2016

A better alternative to traditional performance reviews

2 team members


Dave Needham, MHRD
Co-founder I CBP (Chief Beer Purchaser…


Alicia Yanik
Senior Vice President Engineering & Del…

Recommendations

Received (14) Given (21)

Global Talent
Crocs, Inc



Sarah Jaramillo
Founder and Happy Writer at happywrite

" It's not unusual to encounter trainers who are passionate about their field. But for me, it's rare to find a person who is not only passionate about training and developing people, but also passionate about driving the business forward. And Dave Needham is that kind of person. Dave and I have worked on several projects together and I have been so impressed with his depth... **more**

October 19, 2013, Sarah worked with Dave at Crocs, Inc



Megan Strauss, MA LPC-C
Licensed Professional Counselor- Candidate

" Dave has been an amazing breath of fresh air to Crocs. He brings genuine spirit, a collaborative attitude, a drive to make real change, and an unmatched talent that inspires employees daily. Dave is a true business partner and Crocs is very lucky to have him on the team. I am excited to see what lies in Dave's future as he has many talents and perspectives to be offered... **more**

October 3, 2013, Megan worked with Dave at Crocs, Inc

HR and OD Change Management (contract)
HSS



Dana Harris
President, DMarie & Co.

" Dave is a true expert in OD and change management. I know if I send Dave out to any client, they will be more than happy with his work and expertise in the field. He is fun to work with, always positive and a true asset to any company.

September 7, 2012, Dana was Dave's client



Ronald Mack, SPHR, SHRM- SCP
Vice President of HR at HSS

" Dave is the consummate professional possessing a high-level of emotional intelligence and project management skills. He is capable of working with all levels in an organization from C-suite to individual contributors. Dave brings a keen insight into his consulting practice and applies practical, innovative solutions to improve the talent management process and deliver... **more**

September 4, 2012, Ronald was Dave's client

Organizational Development - Project Manager (contract)
Vail Resorts



Sara Miwa Brownlee
Sr. Manager Talent Management for Eagle County at Vail Resorts

" Dave is a pleasure to work with and enjoyable to be around. He showed flexibility and determination while accomplishing aggressive timelines and many opinions. He was able to quickly adapt to a dynamic team and share his wealth of knowledge to help move our organization forward.

November 2, 2011, Sara was Dave's client

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